Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated September 23, 2020, relating to the balance sheet of Bridgetown Holdings Limited as of July 20, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 27, 2020 (inception) through July 20, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 23, 2020